CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

November 7, 2007

Date of Report

(Date of Earliest Event Reported)

EDGEWATER FOODS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	(Commission File Number)	20-3113571 (IRS Employer Identification no.)

5552 WEST ISLAND HWY

QUALICUM BEACH, BRITISH COLUMBIA, CANADA. V9K 2C8

(Address of principal executive offices (zip code))

(250) 757-9811

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01: Entry into a Material Definitive Agreement

Section 3 – Securities and Trading Markets

Item 3.02: Unregistered  Sales of Equity Securities

We completed a private equity financing of $897,444 on November 5, 2007, with one accredited investor.  Net proceeds from the offering are approximately $801,000.  As part of this financing, the investor returned the following warrants to us, which it received as a result of the financing we completed on January 16, 2007 as disclosed in our Current Report on Form 8-K filed on January 17, 2007: Series J Warrant, Series D Warrant, Series E Warrant and Series F Warrant.  Pursuant to the current financing, we issued 747,870 shares of our Series C Preferred Stock,  par value $0.001 per share and the investor also received one of each of the following warrants: (i) Series A Warrant, (ii) Series B Warrant, (iii) Series C Warrant, (iv) Series J Warrant, (v) Series D Warrant, (vi) Series E Warrant, and (vii) Series F Warrant, each to purchase a number of shares of common stock equal to fifty percent (50%) of the number of shares of common stock issuable upon conversion of the purchaser’s preferred stock, except for the Series J Warrants, which shall entitle the investor to purchase a number of shares of our Series C Preferred Stock equal to one hundred percent (100%) of the number of Series C Preferred Stock it received in the financing.  Each of the Warrants has a term of 5 years, except for the Series J Warrants, which have a term of 1 year.  Each share of the preferred stock is convertible into one fully paid and nonassessable share of our common stock at an initial conversion price of $1.20, subject to adjustment.  We are obligated to file a registration statement on or before December 5, 2007 providing for the resale of the shares of common stock issuable upon conversion of the preferred stock and the shares of common stock underlying the Warrants and underlying preferred stock issuable upon exercise of the Warrants.  In connection with the financing, our management agreed not to sell any of our securities owned by them, their affiliates or anyone they have influence over until the registration statement has been effective for six months.

In connection with this financing, we paid cash compensation to a placement consultant in the amount of approximately $72,000 and issued him placement consultant warrants, exercisable for a period of three years from the date of issue. The placement consultant's warrants allow him to purchase up to (i) 74,787 shares of Series C Preferred Stock, and each of the following warrants, which are identical to the warrants issued to the investors of the financing: (i) Series A Warrant, (ii) Series B Warrant, (iii) Series C Warrant, (iv) Series D Warrant, (v) Series J Warrant, (vi) Series E Warrant, and (vii) Series F Warrant, each to purchase 37,393 shares of common stock, except for the Series J Warrants, which shall entitle the Consultant to purchase 74,787 shares of our Series C Preferred Stock.

The net proceeds from the financing are to be used for working capital and general corporate purposes.

The private equity financing described herein was made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of the

Securities Act and Rule 506 of Regulation D promulgated thereunder. The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing information has been disclosed herein as it is material to the private equity financing and should not be construed as an offer to sell or solicitation of an offer to buy our securities.

Section 5 – Corporate Governance and Management

Item 5.03:  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the financing, we filed a Certificate of Designation of the Relative Rights and Preferences of our Series C Convertible Preferred Stock on November 5, 2007.  The Certificate designates 1,000,000 shares of our authorized preferred stock as Series C Convertible Preferred Stock, which is junior to our Series A and Series B Convertible Preferred Stock, but senior to our common stock.  Except with respect to specified transactions that may affect the rights, preferences, privileges or voting power of the Series C Preferred Stock and except as otherwise required by Nevada law, the Series C Preferred Stock has no voting rights.  The holders of Series C Preferred Stock are entitled to receive, out of any assets at the time legally available therefor and when and as declared by the Board of Directors, dividends at the rate of 6% per annum in shares of our common stock.  At any time on or after the issuance date, the holder of any shares of Series C Preferred Stock may, at the holder's option, elect to convert all or any portion of the shares of the Series C Preferred Stock held by such person into a number of fully paid and nonassessable shares of common stock equal to the quotient of (i) the liquidation preference amount ($1.20) of the shares of Series C Preferred Stock being converted plus any accrued but unpaid dividends divided by (ii) the conversion price, which initially is $1.20 per share, subject to certain adjustments.  However, any and all outstanding shares of Series C Preferred Stock on November 5, 2012 shall automatically and without any action on the part of the holder thereof, convert into a number of fully paid and nonassessable shares of common stock equal to the quotient of (i) the Liquidation Preference Amount of the number of shares of Series C Preferred Stock being converted on such date divided by (ii) the current conversion price.  The description of the rights and preferences set forth herein do not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation as filed herewith and incorporated by this reference.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

Description

10.1	Form of Series C Convertible Preferred Stock Purchase Agreement, dated November 5, 2007, by and between the Company and each of the Purchasers thereto.

10.2	Form of Registration Rights Agreement by and between the Company and each of the Purchasers thereto.
10.3	Form of Certificate of Designation of Rights and Preferences of Series C Convertible Preferred Stock.
10.4	Form of Lock-Up Agreement by and between the Company and each of the shareholders listed therein.
10.5	Form of Series A Warrant.
10.6	Form of Series B Warrant.
10.7	Form of Series C Warrant.
10.8	Form of Series D Warrant.
10.9	Form of Series E Warrant.
10.10	Form of Series F Warrant.
10.11	Form of Series J Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Edgewater Foods International, Inc.

By:   /s/ Michael Boswell

Michael Boswell, Acting Chief Accounting Officer